Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES THIRD QUARTER 2014 FINANCIAL RESULTS;

NET INVESTMENT INCOME OF $0.38 PER SHARE;

BOARD DECLARES FOURTH QUARTER REGULAR DIVIDEND OF $0.36 PER SHARE

AND SPECIAL DIVIDEND OF $0.05 PER SHARE

SANTA MONICA, Calif., November 6, 2014 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the third quarter ended September 30, 2014 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended September 30, 2014 was $15.1 million, or $0.38 per share, after preferred dividends and $0.09 per share in incentive compensation on net investment income.

•	Net increase in net assets resulting from operations for the quarter ended September 30, 2014 was $11.5 million, or $0.29 per share.

•	Net Asset Value per share at September 30, 2014 increased to $15.43 per share from $15.31 at June 30, 2014.

•	Total acquisitions during the quarter ended September 30, 2014 were $207 million and total acquisitions net of total dispositions were $184 million.

•	In August, the Company closed a public offering of 6.2 million shares of its common stock at $17.33 per share, for gross proceeds of approximately $107.6 million and net proceeds of $103.9 million.

•	In November, we increased the aggregate principal commitment on the TCPC Funding Facility to $250 million and expanded the accordion feature to $300 million.

•	On November 6, 2014, our board of directors declared a fourth quarter regular dividend of $0.36 per share and a special dividend of $0.05 per share. Both dividends are payable on December 31, 2014 to shareholders of record as of December 8, 2014.

“The third quarter was another strong quarter of performance for TCPC Capital Corp.,” said Howard Levkowitz, TCP Capital Corp. Chairman and CEO. “We deployed capital at a strong pace, investing a record $207 million in 14 different transactions, and the value of our portfolio, which is now comprised of 82 investments, increased 23 percent to approximately $1.1 billion.  The strength of our diversified portfolio enabled us to pay out our fifth special dividend since late 2012 and to out-earn our dividend, almost entirely from recurring income, by $0.02 per share in the third quarter.”

“We started to utilize our SBA facility during the quarter, thus enhancing our financing flexibility through the use of attractively priced 10-year debentures.  Additionally, in November we increased the TCPC Funding Facility to $250 million.  We are well positioned to capitalize on ongoing demand for growth capital from middle market companies and to deliver attractive returns to our shareholders. Our diversified portfolio is comprised primarily of senior secured, floating rate debt and our credit quality is strong. The investments we have made in expanding our origination platform are enabling us to take a highly selective approach to investing in only those companies that meet our disciplined investment criteria.”

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PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2014, our investment portfolio consisted of debt and equity positions in 82 portfolio companies with a total fair value of approximately $1.075 billion. Debt positions represented approximately 97% of the portfolio fair value, over 99% of which were senior secured debt. Equity positions represented approximately 3% of our investment portfolio.

As of September 30, 2014, the weighted average annual effective yield of our debt portfolio was approximately 10.7%.(1) As of September 30, 2014, approximately 80% of our debt portfolio at fair value had floating interest rates, approximately 86% of which had interest rate floors, and approximately 20% of our debt portfolio had fixed interest rates. As of September 30, 2014, we had one PIK loan on non-accrual status with a negligible market value.

During the three months ended September 30, 2014, we invested approximately $207 million in ten new and four existing portfolio companies. The investments were comprised of approximately $204 million in senior secured loans and $3 million in equity investments. Additionally, we received proceeds from sales and repayments of investment principal of approximately $23 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of September 30, 2014, total assets were $1.120 billion, net assets applicable to common shareholders was $654.5 million and net asset value per share was $15.43, as compared to $958.6 million, $554.4 million, and $15.31 per share, respectively on June 30, 2014.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended September 30, 2014 was approximately $27.2 million, or $0.68 per share, including $0.01 per share from prepayment income, and $0.04 per share from income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment. Total investment income was net of $0.6 million of depreciation expense from aircraft we own and lease (through portfolio trusts), or $0.02 per share.

Total operating expenses for the three months ended September 30, 2014 were approximately $8.0 million, or $0.20 per share, including interest expense of approximately $2.5 million, or $0.06 per share. Dividends accrued on the preferred leverage facility were approximately $0.4 million, or $0.01 per share. We also incurred incentive compensation from net investment income of $3.8 million, or $0.09 per share and a decrease in the reserve for incentive compensation of $0.9 million, or $0.02 per share. Excluding incentive compensation, annualized third quarter expenses, including all costs of leverage (both interest expense and preferred dividends), were 5.5% of average net assets.

Net investment income for the three months ended September 30, 2014 was approximately $19.2 million, or $0.48 per share, before related incentive compensation and preferred dividends. Net investment income after related incentive compensation and preferred dividends was $15.1 million, or $0.38 per share.

Net realized gains for the three months ended September 30, 2014 were $0.9 million, or $0.02 per share. During the three months ended September 30, 2014, we recognized $5.4 million, or $0.13 per share, in net unrealized depreciation, primarily as a result of increases in comparable yield spreads at the end of the quarter and a mark down on an investment made prior to our initial public offering. Net realized and unrealized losses for the three months ended September 30, 2014 were $4.5 million, or $0.11 per share.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended September 30, 2014 was $11.5 million, or $0.29 per share.

(1) Weighted average annual effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

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LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2014, available liquidity was approximately $200.4 million, comprised of approximately $24.1 million in cash and cash equivalents and $177.5 million in available capacity under the leverage program, reduced by approximately $1.2 million in net outstanding settlements.

Total leverage outstanding at September 30, 2014 was $453.1 million, comprised of $195.0 million under our revolving credit facilities, $105.6 million of convertible notes, $134.0 million under our preferred equity facility and $18.5 million in SBA debentures. The weighted average interest rate on amounts outstanding on the total leverage program as of September 30, 2014 was 2.83%.

Leverage Program ($633 million):	Rate	Maturity
$116mm Partnership Credit Facility	LIBOR + 2.50%	July 2016
$200mm TCPC Funding Credit Facility	LIBOR + 2.50%	May 2017
$108mm Convertible Senior Unsecured Notes	5.25%	Dec 2019
$75mm Committed Leverage from the SBA*	3.015%	Ten Years
$134mm Preferred Equity Facility	LIBOR + 0.85%	July 2016

* Anticipated total SBA leverage of $150 million

RECENT DEVELOPMENTS

On October 3, 2014, the Company entered into an equity distribution agreement with each of Raymond James & Associates, Inc. and Cantor Fitzgerald & Co. under which the Company may from time to time offer and sell, at a premium to net asset value, shares of its common stock in negotiated transactions or “at the market” offerings having an aggregate offering price of up to $100,000,000. Through November 3, 2014, the Company issued 400,255 shares pursuant the equity distribution agreement.

On November 5, 2014, we increased the aggregate principal commitment on the TCPC Funding Facility to $250 million and expanded the accordion feature to $300 million.

On November 6, 2014, the Company’s board of directors declared a fourth quarter regular dividend of $0.36 per share and a special dividend of $0.05 per share. Both dividends are payable on December 31, 2014 to stockholders of record as of the close of business on December 8, 2014.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Thursday, November 6, 2014 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its quarterly financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 14236995 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Third Quarter 2014 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through November 13, 2014. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 14236995.

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TCP Capital Corp.
Consolidated Statements of Assets and Liabilities

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,012,619,777 and $684,569,508, respectively)	$1,010,685,137	$678,326,915
Companies 5% to 25% owned (cost of $54,987,297 and $73,946,547, respectively)	48,193,229	69,068,808
Companies more than 25% owned (cost of $40,807,126 and $42,588,724 respectively)	15,918,961	18,867,236
Total investments (cost of $1,108,414,200 and $801,104,779, respectively)	1,074,797,327	766,262,959

Cash and cash equivalents	24,144,075	22,984,182
Receivable for investments sold	-	3,605,964
Accrued interest income:
Companies less than 5% owned	9,677,087	6,282,353
Companies 5% to 25% owned	650,326	415,061
Companies more than 25% owned	31,901	41,691
Deferred debt issuance costs	7,487,811	2,969,085
Unrealized appreciation on swaps	1,071,130	-
Options (cost $51,750)	1,327	14,139
Prepaid expenses and other assets	1,745,080	753,768
Total assets	1,119,606,064	803,329,202

Liabilities
Debt	319,099,077	95,000,000
Incentive allocation payable	3,767,604	3,318,900
Interest payable	2,482,066	430,969
Payable for investments purchased	1,250,031	14,706,942
Payable to the Investment Manager	411,292	1,121,108
Unrealized depreciation on swaps	-	331,183
Accrued expenses and other liabilities	2,862,844	3,136,010
Total liabilities	329,872,914	118,045,112

Commitments and contingencies (Note 5)

Preferred equity facility
Series A preferred limited partner interests in Special Value Continuation Partners, LP; $20,000/interest liquidation preference; 6,700 interests authorized, issued and outstanding	134,000,000	134,000,000
Accumulated dividends on Series A preferred equity facility	498,858	504,252
Total preferred limited partner interests	134,498,858	134,504,252

Non-controlling interest

General Partner interest in Special Value Continuation Partners, LP	701,164	1,168,583

Net assets applicable to common shareholders	$654,533,128	$549,611,255

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 42,410,242 and 36,199,916 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	42,410	36,200
Paid-in capital in excess of par	774,297,634	667,842,020
Accumulated net investment income	24,345,823	24,016,095
Accumulated net realized losses	(110,733,996)	(105,800,278)
Accumulated net unrealized depreciation	(32,717,579)	(35,314,199)
Non-controlling interest	(701,164)	(1,168,583)
Net assets applicable to common shareholders	$654,533,128	$549,611,255

Net assets per share	$15.43	$15.18

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TCP Capital Corp.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Investment income
Interest income:
Companies less than 5% owned	$24,699,976	$14,257,066	$65,174,101	$41,745,035
Companies 5% to 25% owned	1,728,834	1,938,950	4,423,013	4,035,115
Companies more than 25% owned	214,091	293,711	706,553	936,296
Dividend income:
Companies 5% to 25% owned	-	-	1,968,748	-
Other income:
Companies less than 5% owned	210,622	529,011	1,164,938	1,105,959
Companies 5% to 25% owned	74,038	85,983	282,581	305,739
Companies more than 25% owned	262,905	183,650	726,477	495,165
Total investment income	27,190,466	17,288,371	74,446,411	48,623,309

Operating expenses
Management and advisory fees	3,513,238	2,205,517	9,504,317	6,110,550
Interest expense	2,535,555	340,711	4,012,167	663,820
Amortization of deferred debt issuance costs	545,294	218,764	1,347,442	470,242
Administrative expenses	392,794	256,806	1,029,069	592,422
Legal fees, professional fees and due diligence expenses	268,710	188,284	828,102	489,488
Commitment fees	243,147	85,749	650,209	146,843
Director fees	88,395	76,478	255,776	220,288
Insurance expense	83,996	55,020	202,823	133,816
Custody fees	54,369	45,776	166,025	105,427
Other operating expenses	264,778	227,287	1,033,422	644,793
Total operating expenses	7,990,276	3,700,392	19,029,352	9,577,689
Net investment income	19,200,190	13,587,979	55,417,059	39,045,620

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	544,212	804,482	(5,317,388)	(2,773,020)
Investments in companies 5% to 25% owned	383,670	-	383,670	-
Net realized gain (loss)	927,882	804,482	(4,933,718)	(2,773,020)

Net change in net unrealized appreciation/depreciation	(5,433,060)	2,132,565	2,596,620	8,723,819
Net realized and unrealized gain (loss)	(4,505,178)	2,937,047	(2,337,098)	5,950,799

Dividends on Series A preferred equity facility	(357,451)	(364,043)	(1,083,263)	(1,131,014)
Net change in accumulated dividends on Series A preferred equity facility	(4,718)	(23,939)	5,394	(7,928)
Distributions of incentive allocation to the General Partner from:
Net investment income	(3,767,604)	(2,639,999)	(10,867,837)	(7,581,335)
Net realized gains	-	(54,157)	-	(312,598)
Net change in reserve for incentive allocation	901,035	(533,253)	467,419	(877,563)

Net increase in net assets applicable to common
shareholders resulting from operations	$11,466,274	$12,909,635	$41,601,674	$35,085,981

Basic and diluted earnings per common share	$0.29	$0.48	$1.11	$1.47

Basic and diluted weighted average common shares outstanding	40,079,914	26,654,702	37,507,497	23,942,996

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ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses.  TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise.  TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's prospectus dated July 2, 2014, its prospectus supplement dated July 29, 2014 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
Jessica Ekeberg

310-566-1094

investor.relations@tcpcapital.com

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